Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-248534) of Theravance Biopharma, Inc.,
2.

Registration Statements (Form S-8 Nos. 333-263303, 333-198206, 333-202856, 333-210225, 333-216446, 333-223470, 333-231559, 333-236868 and 333-253894) pertaining to the Theravance Biopharma, Inc. 2013 Equity Incentive Plan and the Theravance Biopharma, Inc. 2013 Employee Share Purchase Plan, and

3.	Registration Statement (Form S-8 No. 333-200225) pertaining to the Theravance Biopharma, Inc. 2014 New Employee Equity Incentive Plan;

of our reports dated March 1, 2023, with respect to the consolidated financial statements of Theravance Biopharma, Inc. and the effectiveness of internal control over financial reporting of Theravance Biopharma, Inc. included in this Annual Report (Form 10-K) of Theravance Biopharma, Inc. for the year ended December 31, 2022.

/s/Ernst & Young LLP

San Mateo, California

March 1, 2023